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                                                                   EXHIBIT 10.14

                          BILLING SERVICES AGREEMENT

     THIS SOFTWARE LICENSE and BILLING SERVICES AGREEMENT ("Agreement") is entered into this 13/th/ day of May 1998, between UniBill, Inc. ("UNIBILL"), a Louisiana corporation with principal offices at 844 Ryan Street, Lake Charles, LA and Louisiana Unwired, LLC, a Louisiana limited liability company with principal offices at One Lakeshore Dr. Suite 1900 Lake Charles, LA ("Customer"), the permitted or Holder of a license to provide Broadband personal communication services in the Lake Charles BTA, Alexandria BTA, Shreveport BTA and Monroe BTA ("Customer's Market" or "Market").

     WHEREAS, UNIBILL is in the business of licensing billing software, including UNIBILL FLEXBILL Software and other billing services to licensees of wireless telephone services such as PCS and

     WHEREAS, Customer desires to contract with UNIBILL to use billing software and obtain billing services for Customer's specific benefit in Customer's above-described Markets.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     SECTION 1.  DEFINITIONS:
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     1.1   "Billing  Services" shall mean those services and performance levels described in Schedule "A" attached hereto and incorporated herein by reference.

     1.2 "Business Day" shall for purposes of U.S. based support services mean week days from 8:00 a.m. to 5:00 p.m. CST (or CDT when applicable), and shall exclude weekends and UNIBILL Holidays, defined in Section 1.20 hereafter.

     1.3 "Business Hour" shall mean any sixty (60) minute period during any Business Day or Facility Business Day.

     1.4 "Call Records" are the electronic expression of billable and unbillable calling experiences in Customer's Market, which may include an identification calling party by wireless telephone number, MIN and/or ESN, the identification of the called party by wireless telephone number, MIN, or local or other telephone number, start and end time of call which determines the length of any call, and additional events which may include measured Alphanumeric or two way pager traffic, data transmission measured as packets of data or kilobytes of data transmitted. Call Records are divided into billable call records, and unbillable call records. Unbillable call records are those calls recorded by Customer's MSC which are not designated as having billable call completion codes by Customer, or are otherwise invalid calls or event records.

     1.5 "Wireless Telecommunications Service" means personal communication services operating in the 800 MHz or 1900 MHz frequency range licensed by the FCC, which service may provide personal numbers, call completion regardless of location, call charges to the caller, call management services and other features or functionality as determined by the provider.

     1.6 "Cell Site(s)" is/are the location(s) in which Customer has installed and integrated radio base stations and such other equipment and facilities as may be required to transmit and receive wireless telecommunications to and from an MSC and a Subscriber.

     1.7 "Wireless Telecommunications Network" is a radiotelephone system consisting of a MSC or MSCs and a Cell Site or Cell Sites located within a Market area.
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     1.8   "CIBER Format" or the Wireless Telecommunications Intercarrier
  Billing Exchange Roamer Record, contains the recognized wireless industry standard record format that is utilized to facilitate the transfer of billing information among North American wireless telephone carriers.

     1.9 "Conversion" or "Convert" shall mean the gathering, interpreting and restructuring of Customer's existing Customer Records into UNIBILL'S standard specified format, from sources provided to UNIBILL by Customer.

     1.10 "Custom Programming" shall mean programming provided by UNIBILL, at Customer's reasonable written request, for software changes, modifications, or enhancements during the term of this agreement to the UNIBILL FLEXBILL Software; provided, however, UNIBILL may make, in the course of its business, custom changes, modifications or enhancements for other UNIBILL customers which are similar to or different from those provided to Customer so long as such changes, modifications or enhancements do not include Confidential Information provided by Customer to UNIBILL.

     1.11 "Customer Data" is information used to identify individual Subscribers of Customer, including, but not limited to, name, address, ESN, MIN, payment history and other descriptive and identifying billing information.

     1.12 "Customer Service Center" is the location where Customer provides service or support to its Subscribers, and such location(s) shall be set forth, as amended from time to time hereafter, on Schedule "C" attached hereto and incorporated herein by reference.

     1.13 "Data Base" is the documentation, files, computer tapes, records, lists or other material containing the telephone numbers, ESNs, MINs and other descriptive and identifying information concerning Subscribers. For purposes of this Agreement, "Data Base" shall also include the rate or tariff information used by Customer's Market.

     1.14 "Designated Agent" shall mean the employee of Customer that Customer has selected to perform the "Duties of Customer" set forth in Section 4 of this Agreement. At the time of execution of this Agreement, Customer's Designated Agent is the employee set forth on Schedule "C". In the event that Customer changes its Designated Agent any time during the term of this Agreement, or any renewal term hereof, Customer shall notify UNIBILL in writing no later than ten (10) days after the effective date of such change.

     1.15 "ESN" means the decimal, hexadecimal or octal electronic serial number assigned to a radiotelephone."

     1.16 "PCS" means personal communication services operating in the 1.9 GHz frequency range or any other frequency licensed by the FCC, which service may provide personal numbers, call completion regardless of location, call charges to the caller, call management services and other features or functionality as determined by the provider.

     1.17 "Generic Improvements" shall mean all modifications, alterations, enhancements, updates, repairs or revisions of UNIBILL FLEXBILL Software which are developed and made generally available by UNIBILL to its licensees after the date of execution hereof.

     1.18 "Interconnect Carrier" is that wireline telephone company or companies, providing local exchange or long distance telecommunications services, within the geographic area of Customer's Market.

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     1.19  "UNIBILL FLEXBILL Software" is proprietary software owned by UNIBILL which is known as "UNIBILL FLEXBILL Software", which is licensed for use by UNIBILL licensees, including Customer, to enter data and maintain a Data Base of said data for subsequent processing by UNIBILL or authorized UNIBILL subcontractors to generate Subscriber bills.

     1.20 "UNIBILL Holidays" are New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas, provided that UNIBILL may change its holidays at any time on notice to Customer.

     1.21 "Message Processing" shall mean the reading, editing, formatting, guiding and rating of Call Records and the merging of the product thereof with any previously unbilled calls.

     1.22 "MIN" shall mean the mobile identification number, telephone number or any other similar identification of any mobile or fixed based wireless transceiver unit

     1.23 "MSC" shall mean any mobile switching facility of Customer through which radiotelephone, dispatch or other wireless telecommunications traffic is routed.

     1.24 "Operation Schedule" is that schedule detailed below in Section 3.5 that identifies the sequence and timing of services, materials and other activities necessary to meet agreed upon operation dates between the parties hereto and to have Customer's bills to its Subscribers mailed out within the specified billing and collection cycle. The Operation Schedule can be changed from time to time upon the mutual agreement of the parties hereto.

     1.25 "Print Vendor" shall mean the party selected to perform invoice fulfillment services, including, but not limited to, converting electronic media images to invoices, and then printing, folding, inserting and mailing to Customer's Subscriber. Customer, at its expense, reserves the right to select and contract with a print vendor of its selection in which case UNIBILL shall rebate the cost of contractual services not performed back to Customer while incurring no liability for any failure of the print vendor chosen by Customer.

     1.26 "Subscriber" is any user or former user of Customer's wireless telecommunications services in the Market(s) whose billing data still resides in the FLEXBILL data base.

     SECTION 2.  TERM OF AGREEMENT:
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     2.1   The initial term of this Agreement shall commence upon execution hereof and shall continue in effect for a period of five (5) years from the date of the conversion, cycle cutoff and actual bill shipment by UNIBILL of the last of Customer's markets to be converted to UNIBILL'S FLEXBILL Software. This Agreement shall automatically renew for a three (3) year period upon the termination of the initial term hereof; provided however, that either party shall have the right, within thirty (30) days prior to the expiration of such initial term, to notify the other party in writing that it elects to terminate this Agreement effective on the expiration of such initial term. Such termination by Customer shall not in any way relieve Customer of the obligation to pay for all services previously performed by or then in process with UNIBILL. Any such automatic renewal shall continue the terms and conditions hereof in full force and effect, subject to UNIBILL'S right to increase its charges for its Billing Services hereunder on written notice to Customer. Any renewal term hereunder shall be subject to any such increased charges and compensation, and such increases shall be binding upon Customer.

     SECTION 3.  SCOPE OF BILLING SERVICES:
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     3.1   Billing Services provided and performed by UNIBILL shall include services specified in Schedule "A" which is attached hereto and made a part hereof by this reference. Customer agrees that UNIBILL has the sole and exclusive right to provide and perform the Billing Services set forth herein on behalf of Customer, and any other party providing wireless telephone services to the public through the use of Customer's Wireless Telecommunications Network, during the term of this Agreement. UNIBILL and Customer agree that UNIBILL will provide and perform those Billing Services specifically designated in Schedule "A" attached hereto, during the term of this Agreement, in consideration of Customer's satisfaction of the specific charges set forth in Schedules "A" and "B".

     3.2 UNIBILL shall provide additional billing services as reasonably requested by Customer within a reasonable time from the date of such request, subject only to UNIBILL's (i) existing commitments and (ii) available resources. Such additional billing services shall be provided at UNIBILL's then prevailing rates plus reasonable travel and lodging expenses.

     3.3 UNIBILL hereby grants, and Customer hereby accepts, a revocable, nontransferable and nonexclusive license for Customer and its Designated Agent to use the UNIBILL FLEXBILL Software and all related documentation during the term or any renewal term hereof in accordance with the terms of this Agreement and solely for Customer's benefit at the agreed upon Customer location where UNIBILL installs and verifies the operability of the UNIBILL FLEXBILL Software. Any rights not expressly granted herein are reserved by UNIBILL.
  The UNIBILL FLEXBILL Software shall be used only with respect to the business of Customer's Market, and shall be limited to reporting and maintaining Customer's own information. Customer and its Designated Agent shall not permit any third party, not otherwise licensed by UNIBILL, to use or have access to the UNIBILL FLEXBILL Software, or the computer hardware within which the UNIBILL FLEXBILL Software resides.

     3.4 UNIBILL shall, as part of this Agreement, assist Customer in the conversion of Customer's records as presently established from existing data format to the OS/400 provided Data Base format when installed. Such service will be provided pursuant to the terms of this Agreement.

     3.5 UNIBILL shall provide monthly invoices for Customer Subscribers based on the Operation Schedule agreed upon by the parties below. In connection therewith, and in the performance of all of its services under this Section 3, UNIBILL shall cooperate and communicate with the Designated Agent as necessary to perform its tasks contemplated hereunder in a workmanlike and conscientious manner.

     (i) Customer shall provide UNIBILL with magnetic files (or other mutually acceptable electronic media) from its MSC containing Customer's Call Records and certain other charges and credits. UNIBILL shall identify such Call Records as billable call records, or nonbillable call records in accordance with the specific written instructions conveyed by Customer. UNIBILL will restructure all call records into generic UNIBILL call format or other appropriate transaction record required to accommodate usage information.

     (ii) After receipt of Call Record data from Customer and cycle completion verification by Customer, UNIBILL shall accept and process all Call Record data with Data Base and shall begin rating and invoice preparation, providing Customer with exception and error reports for customer's review within Three
  (3) Business Days thereafter.

     (iii) Upon UNIBILL'S receipt of Customer's approval and/or correction of any such exception or error reports, UNIBILL shall begin conversion of such approved data and produce a bill image file, providing Customer with sample bill(s) for Customer's review. Customer shall specifically be responsible for reviewing sample bills for accuracy, integrity and completeness, and for approving

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  the same, based on among other things, Customer's Call Record data, Customer
  Data and Data Base data.

     (iv) Upon UNIBILL'S receipt of Customer's approval of such sample bill(s), UNIBILL shall commence bill printing, with the maximum time period to complete printing, insertion of bills, mail metering and mailing not to exceed the following:

     Total Volume of Bills per Cycle      Maximum Time After Approval

     1 to 16,000                                    3.0 Business Days
     16,001 to 22,000                               3.5 Business Days
     22,000 and up                                  4.0 Business Days

     The parties hereto agree that the time periods set forth in each of Sections 3.5 (ii), 3.5 (iii) and 3.5 (iv) above shall be aggregated for purposes of determining whether UNIBILL has satisfied the Operation Schedule relative to each such individual Section.

     (v) The parties hereto agree to designate and replace from time to time, as necessary, representatives of each party so that the billing process can work as expeditiously and smoothly as possible. All approvals, or waivers thereof, from Customer as required under the above-described Operation Schedule shall be in writing or by fax. Any performance required of UNIBILL hereunder shall be waived until such time as Customer responds as required hereunder.

     3.6 UNIBILL shall begin investigation and correction of any errors or problems pursuant to the provisions of Schedule 'A'.

     3.7 UNIBILL shall provide initial training in the operation and use of UNIBILL FLEXBILL Software to Customer. Any training or installation necessary concerning any Generic Improvements of UNIBILL FLEXBILL Software shall be at no cost to Customer, except for reimbursement to UNIBILL for reasonable travel and lodging expenses.

     3.8 UNIBILL agrees to provide consulting, training, and testing services to the Customer at its normal hourly rates then in effect.

     SECTION 4.  DUTIES OF CUSTOMER:
                 ------------------

     4.1 (a) Customer shall deliver Call Record data documentation, and technical information describing record layout data (e.g. formatted electronic expressions of Call Records) to UNIBILL, in via on-line transmissions, magnetic tape or other mutually acceptable electronic media, in specified formats which may be designated or revised by UNIBILL from time to time. UNIBILL shall be given no less than 30 days written notice of Call Record format changes or modification. In the event UNIBILL receives data which is not in such format, UNIBILL shall notify Customer of such problem and shall provide Customer with an estimate of the hours needed to reformat such data, at Customer's expense, as provided in Schedule "B" hereto. Customer shall have the option of replacing the problematic data or authorizing UNIBILL to reformat the data at Customer's expense, if possible, except that should Customer fail to inform UNIBILL of its decision within twenty-four (24) hours after notification of such problem, UNIBILL shall proceed to reformat such data, if possible, at UNIBILL's then prevailing rates. Customer shall provide UNIBILL with those types of Call Records recorded by Customer's MSC which have call record fields identifying both billable and nonbillable calls. All Call Records not designated by Customer as billable shall be treated as nonbillable call records by UNIBILL.

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     4.1(b)  Notwithstanding anything to the contrary contained in this
  Agreement, Customer shall specifically be responsible for establishing, maintaining, updating, and validating the accuracy, integrity and completeness of Call Record data, Customer Data, Data Base data, and record layout data, and shall be solely at risk for any revenue loss associated with any failure therein. Included in Customer's responsibilities as set forth in the preceding sentence is Customer's obligation to promptly provide UNIBILL with prior written notice and technical specifications and/or documentation regarding any change that would impact UNIBILL's Billing Services, provided however, Customer is required to give UNIBILL seven (7) days subsequent written notice of any table-driven change made by Customer. A Customer change requiring advance written notice would include, but not be limited to, a modification to: Customer's MSC software or network; Customer's rate plans; Customer's SID or BID numbers; Customer's cell sites; Customer's long distance toll rates or Customer's computer hardware or computer network. UNIBILL shall respond to Customer within thirty (30) days of receipt of such written notice, shall provide Customer with an implementation schedule related to any such notification and shall notify Customer of any UNIBILL charge related thereto.

     4.2 Customer shall promptly provide UNIBILL with all approvals or waivers required on Customer's part as set forth in Section 3 above within twenty-four
  (24) hours of receipt by Customer. With respect to any exception or error reports, Customer shall review such reports and provide UNIBILL with the information necessary to process such data free of any such exceptions or errors, or waive processing of any raw call records containing such exceptions or errors, as set forth therein. Failure by Customer to perform any of its responsibilities as provided hereunder shall extend the time for UNIBILL's performance under this Agreement by at least the amount of time equal to Customer's delay. Additionally, in the event that such failure increases UNIBILL's costs of providing Billing Services, UNIBILL shall bill Customer and Customer shall pay all reasonable and verified costs directly resulting from Customer's failure to perform its responsibilities.

     4.3 Customer shall provide UNIBILL with the name of at least one (1) employee that is a fully qualified systems integrator. The systems integrator should ideally be certified to install and maintain the major hardware components required to support the UNIBILL FLEXBILL Software system, Customer's Data Base and the related tables and files associated therewith. Customer shall also provide UNIBILL with the name of at least one (1) employee who must be proficient with personal computers, and who will receive initial training in the operation and use of UNIBILL's FLEXBILL Software. Customer shall also provide UNIBILL with a list of its employees who are using or are no longer authorized to use the UNIBILL FLEXBILL Software, including each such person's name, title, identification and password, as applicable, within thirty (30) days thereof.

     4.4 Customer shall acquire, at its sole expense, the compatible computer and telecommunications equipment necessary for the operation of the UNIBILL FLEXBILL Software. The parties shall consult as to compatibility prior to installation of such equipment; however, UNIBILL assumes no responsibility for any equipment acquired by Customer. UNIBILL has designated and approved the hardware and telecommunications equipment configuration for UNIBILL's FLEXBILL Software, set forth on Schedule D attached hereto and incorporated herein by reference. The cost of installing, operating, maintaining, upgrading and removing such equipment shall be borne entirely by Customer. Customer agrees to promptly provide the necessary installations and to permit reasonable access to such equipment by UNIBILL and others engaged in installing or removing such equipment or maintaining it after installation as may be necessary for the provision of the Billing Services.

     4.5 UNIBILL and Customer shall each establish regular and reasonable internal measures to verify the accuracy of all Billing Services performed by UNIBILL on behalf of Customer. Customer shall notify UNIBILL of all errors, omissions or inaccuracies in its Data Base or in any data, record, statement or other document processed or delivered by UNIBILL, within fifteen (15) days after such

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  work is provided to Customer. Customer agrees that in the event of any errors, omissions or inaccuracies in Billing Services, UNIBILL shall be given a reasonable period, not to exceed thirty (30) days, in which to run a rebilling to correct such error. UNIBILL agrees to take all reasonable steps to rebill in the event of any errors in Billing Services. Customer agrees to reimburse UNIBILL for any cost and expense incurred if the rebilling is required through no fault of UNIBILL. The parties agree that the limitation periods in this Section shall apply only to the matters arising under this Section.

     SECTION 5.  PAYMENT TERMS AND CONDITIONS:
                 ----------------------------

     5.1 Customer acknowledges that UNIBILL may contract with a Print Vendor to provide certain billing services which under this Agreement are to be performed and provided by UNIBILL. Customer shall provide UNIBILL with a postage deposit equal to the average monthly cost of postage for billings mailed on Customer's behalf. Customer understands that without this deposit, the Print Vendor will not mail Customer's bills. Customer shall forward the postage deposit due under this Section at the same time it satisfies UNIBILL's invoice for the previous months' Billing Services. UNIBILL reserves the right to choose a substitute or alternative to Print Vendor from time to time.

     5.2 Customer shall pay all invoices in the United States currency from UNIBILL within fifteen (15) days from receipt of invoice. Customer shall be deemed to be in receipt of an invoice upon delivery to its designated address. UNIBILL agrees to separately invoice each of Customer's Markets. If timely payment is not received by UNIBILL, UNIBILL may bill and Customer shall pay all costs, including reasonable attorneys' fees expended in collecting unpaid amounts and a late payment charge on the unpaid balance of two percent (2%) per month or the maximum rate allowed by law, whichever is higher. Notwithstanding anything to the contrary contained in this Agreement, Customer understands that to the extent any invoice is not paid within ten (10) days from Customer's receipt of the same, UNIBILL may cease to perform Billing Services for Customer until such time as all payments due and payable to UNIBILL are received by UNIBILL. In addition, Customer understands and agrees that UNIBILL's cessation of Billing Services as provided above shall not constitute a breach by UNIBILL of any of its duties or obligations under this Agreement or be deemed an election of remedies by UNIBILL.

     5.3 All prices quoted are exclusive of all taxes (except taxes levied against UNIBILL's income) including state and local use, sales, property, VAT, export or import taxes, tariffs, ad valorem and taxes levied in Customer's home country. Customer agrees to pay any and all such taxes to the proper taxing authority, or to UNIBILL if so required, within five (5) Business Days of the receipt of notice thereof. Customer agrees to pay any government fees and annual registration fees Customer may incur in qualifying to do business or registering an agent within Customer's home country.

     Customer agrees to pay all federal state and local taxes, however designated (excluding taxes based upon UNIBILL's net income) imposed on or based upon the provision of technical services, equipment or the provision of Billing Services. If any such taxes or assessments are required to be collected and/or paid by UNIBILL, then Customer agrees to reimburse UNIBILL for all such sums within five (5) days of notification from UNIBILL of its liability therefor.

     5.4 Customer shall pay for all additional services provided by UNIBILL at UNIBILL's then prevailing billing rates. UNIBILL's prevailing billing rates are subject to change at any time or from time to time upon thirty (30) days written notice to Customer. Where travel and lodging costs are incurred in the course of training, installation, and/or support work for Customer, such costs shall be in addition to all other fees, if any.

     SECTION 6.  OPERATIONAL CHANGES AND IMPROVEMENTS:
                 ------------------------------------

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     6.1   UNIBILL reserves the right at any time or from time to time, in its sole discretion, to make changes in rules of operation, including, but not limited to, application level, sign on procedures, access commands, programming languages, or the location of UNIBILL's access stations, provided that such changes do not materially and adversely impact Customer. Adjustment to the processing period and Customer equipment installed at Customer's premises shall be as mutually agreed upon by the parties.

     6.2 In the event that Customer requests Custom Programming of UNIBILL, such requested Custom Programming modifications will be performed on and charged at a time and material basis at UNIBILL's then prevailing rates. When Customer requests a UNIBILL FLEXBILL Software enhancement, such request must include sufficient detail for the parties to determine the exact nature of such enhancement. Any requests for improvements must be in writing. In the event of required travel by employees or representatives of UNIBILL, Customer will pay reasonable travel and lodging expenses.

     6.3 Customer shall prioritize all changes it requests to the UNIBILL FLEXBILL Software and submit such prioritized list in writing to UNIBILL regularly, as mutually agreed. Customer shall update its prioritized list from time to time to reflect all changes. UNIBILL shall provide Customer with an acceptance and implementation schedule for the requested changes, after UNIBILL has received all Customer information UNIBILL deems necessary or appropriate to respond. UNIBILL shall notify Customer in its response of any additional charges for requested changes and of any additional information needed to implement such changes.

     6.4 UNIBILL will notify Customer in advance of any Generic Improvement or new version of UNIBILL's FLEXBILL Software, which may or may not have been requested by Customer, but which directly impacts Customer. UNIBILL shall provide Customer with written documentation regarding any such Generic Improvement or new version of UNIBILL's FLEXBILL Software prior to the delivery of the same.

     6.5 UNIBILL is, and shall be, the sole owner of all inventions, discoveries, updates, improvements, modifications, changes and/or enhancements relating to the UNIBILL FLEXBILL Software, all copies thereof, including translations, compilations, partial copies, derivative works and updated works, whether partial or complete and whether or not modified or merged into other program materials and whether in written or unwritten form and whether developed by Customer or UNIBILL. Customer acknowledges and agrees that the foregoing inventions, discoveries, et cetera, shall not be deemed or considered "work for hire". UNIBILL shall retain the exclusive right to reproduce, publish, patent, copyright, sell, license or otherwise make use of such inventions, discoveries, updates, improvements, modifications, changes and/or enhancements. Customer hereby grants to UNIBILL a perpetual, nonexclusive, worldwide royalty free license and right to use, execute, display, perform and distribute copies of and prepare or have prepared for UNIBILL's own use or use by its customers, any and all custom coding or programming done by UNIBILL for or on behalf of Customer in respect of the UNIBILL FLEXBILL Software, both object code and source code, additions and modifications thereto and derivative works therefrom.

     6.7 UNIBILL shall not be responsible for any changes made to the UNIBILL FLEXBILL Software or updates to Customer Data Base by processes or programming by any party other than UNIBILL without the express written permission of UNIBILL. Any changes made without the express written permission of UNIBILL shall immediately release UNIBILL from any and all obligations to correct or maintain the UNIBILL FLEXBILL Software, or the Customer Data Base but in no way shall this alter or modify UNIBILL's ownership of the UNIBILL FLEXBILL Software or Customer's duty and obligation to maintain the standards of confidentiality set forth herein.

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     6.8   Should Customer desire any changes in the format or appearance of bills printed and mailed to its Subscribers after execution hereof, including changes in the type, format, appearance or printing of inserts to be inserted in such bills, Customer shall give UNIBILL no less than thirty (30) days prior written notice thereof. UNIBILL shall endeavor to comply with any such requests of Customer, subject to any contractual limitations UNIBILL may have with the selected Print Vendor in the event that UNIBILL contracts with a print vendor. UNIBILL shall provide Customer with an implementation schedule related to any such request, and shall notify Customer of any UNIBILL and/or Print Vendor charges related thereto to alter existing formats or establish new formats. All such requests by Customer shall include sufficient detail for UNIBILL to determine the exact nature of the changes requested.

     SECTION 7.  SECURITY AND CONFIDENTIALITY:
                 ----------------------------

     7.1 The parties are willing to exchange certain information that the disclosing party deems to be confidential and proprietary for the mutual purpose of performing the terms of this Agreement.

     Each party shall use its best efforts to maintain the security and confidentiality of all data and documentation which is considered proprietary to any party hereto.

     7.2 For purposes hereof "Confidential Information" shall include all business and technical information or data relating to either party hereto, including but not limited to the UNIBILL FLEXBILL Software and related documentation, training materials, financial information, trade secrets, know-how, methods of operation, research and development data, customer lists, sales and pricing information, customer surveys, drawings, processes, patent data, files, sketches, models, samples, marketing data, copyrightable data, object code, source code, training materials, system documentation, and the like, whether or not patentable or copyrightable. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include the following:

     (i) Information developed independently by either party hereto or lawfully received from another source without breach of this Agreement as documented in the dated or written records of the developing or receiving party; or

     (ii) Information within the public domain through no wrongful act of the receiving party; or

     (iii) Information previously known by either party hereto prior to the execution hereof as evidenced by prior written documentation thereof; or

     (iv) Information rightfully received by either party hereto after the execution hereof from a third party who learned of it or developed it independently from any party hereto, or from a party hereto with the consent of that party and without any restriction on disclosure thereof; or

     (v) Information disclosed pursuant to law, judicial order or governmental regulation after any statutory appeal rights have expired concerning any such prospective disclosure.

     7.3 The party receiving Confidential Information ("Recipient") shall not use or communicate, directly or indirectly, any of the Confidential Information to any third party without the prior written consent of the party disclosing said Confidential Information ("Discloser"). Recipient shall use its best efforts to prevent inadvertent disclosure of all or any part of the Confidential Information to any third party. Recipient shall advise its agents and employees who are to receive the Confidential Information that the Confidential Information is confidential and proprietary to Discloser, and shall instruct such agents and employees that Recipient and its agents and employees have a legal obligation to maintain the Confidential Information in confidence and not to disclose it to any third party.

     7.4 Customer recognizes that the UNIBILL'S FLEXBILL Software and all related information, including, but not limited to, any and all updates, modifications, Generic Improvements, enhancements, user and installation manuals, documentation, and information related to installation at the location(s) of Customer are proprietary to and constitute TRADE SECRETS of UNIBILL, and that all rights thereto, including copyrights, are owned by UNIBILL. UNIBILL shall at all times retain title to the UNIBILL FLEXBILL Software and all related information.

     7.5 Customer shall keep each and every item of UNIBILL FLEXBILL Software and any hardware owned by UNIBILL and all related information furnished hereunder free and clear of any claims, liens and encumbrances.

     7.6 Customer shall not (i) copy or duplicate, or permit anyone else to copy or duplicate, any of the UNIBILL FLEXBILL Software or related information, whether in written, magnetic or any other form, except pursuant to reasonable backup procedures; nor (ii) provide or make the UNIBILL FLEXBILL Software or related information available to any person or entity other than employees of Customer who have a need to know consistent with Customer's use thereof under this Agreement; nor (iii) create or attempt to create, or permit others to create or attempt to create by disassembling, reverse engineering or otherwise, the source programs or any part thereof from the object program or from other information (whether oral, written, tangible or intangible) made available to Customer under this Agreement; nor (iv) copy for the use of others operator manuals, system reference guides, training materials and other user-oriented materials without the prior written consent of UNIBILL. In order to protect UNIBILL's TRADE SECRETS and copyrights in the UNIBILL FLEXBILL Software and related information, Customer agrees to reproduce and incorporate UNIBILL's relevant notices, including copyright and TRADE SECRET notices, in any copies, modifications or partial copies authorized under this Agreement. The UNIBILL FLEXBILL Software shall be kept in a secure place with access and use restrictions recommended by UNIBILL.

     7.7 Customer agrees to notify UNIBILL forthwith if it obtains information as to any unauthorized possession, use or disclosure of any item of UNIBILL's FLEXBILL Software or related information by any person or entity, known by Customer to be possessing, using or disclosing the UNIBILL FLEXBILL Software without authorization, and upon making such notification to UNIBILL, agree to cooperate with UNIBILL in protecting UNIBILL's proprietary rights.

     7.8 Customer agrees and acknowledges that UNIBILL may use, or require Customer to use, at UNIBILL's expense, software locks in order to limit the use of the UNIBILL FLEXBILL Software consistent with the use permitted hereunder.

     7.9 Each party's obligations under this Section shall continue after the termination of this Agreement with respect to each item of Confidential Information for as long as that Confidential Information remains confidential and proprietary to the party attempting to enforce its confidentiality.

     SECTION 8.   WARRANTY.  UNIBILL shall perform Billing Services with
                  --------
  reasonable care and in a professional and workmanlike manner. UNIBILL represents that the UNIBILL FLEXBILL Software can provide Billing Services to wireless telecommunications providers, wireless telecommunications resellers and that it is compatible with TDMA and analog technology. EXCEPT FOR THE EXPRESS WARRANTY STATED HEREIN, WHICH IS IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, UNIBILL MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER STATUTORY OR COMMON-LAW WARRANTY IN CONNECTION WITH THE BILLING SERVICES PROVIDED HEREUNDER OR THE PRODUCTS SOLD HEREUNDER.

     SECTION 9.  LIMITATION OF LIABILITY AND REMEDY.
                 ----------------------------------

     9.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER UNIBILL NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO CUSTOMER, WHETHER SUCH LIABILITY ARISES UNDER WARRANTY, CONTRACT, STRICT LIABILITY IN TORT, NEGLIGENCE, OR OTHERWISE, FOR LOST REVENUES, LOST PROFITS OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR LOSS, DAMAGE OR EXPENSES INDIRECTLY ARISING FROM CUSTOMER'S OR ANY THIRD PARTY'S USE OF OR INABILITY TO USE THE BILLING SERVICES, EVEN IF UNIBILL HAS BEEN ADVISED OF THE PROBABILITY OF SUCH DAMAGES. DURING THE TERM OF THIS AGREEMENT, ANY LOSS OR DAMAGE TO CUSTOMER ARISING SOLELY FROM UNIBILL'S ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN BILLING SERVICES, SHALL BE LIMITED, IN THE AGGREGATE, TO DIRECT DAMAGES NOT TO EXCEED AN AMOUNT EQUAL TO THE TOTAL MOBILE NUMBER PROCESSING FEES PAID BY CUSTOMER FOR THE HIGHEST TWO (2) MONTH PERIOD DURING THE CALENDAR YEAR IN WHICH SUCH DIRECT DAMAGES OCCURRED. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY. NO ACTION OR PROCEEDING UNDER THIS AGREEMENT MAY BE COMMENCED MORE THAN ONE (1) YEAR AFTER THE CAUSE OF ACTION ACCRUES. THE LIMITATIONS OF LIABILITY AND DISCLAIMER OF WARRANTY STATED HEREIN FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND APPLY REGARDLESS OF WHETHER ANY LIMITED REMEDY HEREUNDER FAILS ITS ESSENTIAL PURPOSE.

     9.2 IN THE EVENT OF ANY LOSS OR DAMAGE TO CUSTOMER ARISING FROM UNIBILL'S ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN BILLING SERVICES, UNIBILL MUST BE NOTIFIED IN WRITING AND GIVEN THE OPPORTUNITY TO RESOLVE EACH SUCH PROBLEM IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.6 ABOVE. CUSTOMER AGREES IT SHALL TAKE ALL REASONABLE STEPS TO COLLECT ALL AMOUNTS DUE AFTER ANY REBILLING, SUPPLEMENTAL BILLING OR ANY OTHER ACTION BY UNIBILL TO RESOLVE SUCH ERROR, OMISSION, INTERRUPTION, DELAY OR OTHER PROBLEM. IN THE EVENT CUSTOMER CLAIMS AMOUNTS DUE UNDER THE PROVISIONS OF THIS SECTION AFTER TAKING SUCH REASONABLE EFFORTS, CUSTOMER SHALL ALSO PROVIDE UNIBILL WITH ALL DOCUMENTATION REASONABLY REQUIRED BY UNIBILL TO ESTABLISH THE AMOUNT OF LOSS CLAIMED. IN THE EVENT OF ANY PAYMENT OF MONEY DAMAGES BY UNIBILL HEREUNDER TO CUSTOMER, CUSTOMER AGREES TO EXECUTE AND DELIVER TO UNIBILL ANY AND ALL DOCUMENTS AS MAY BE REQUIRED TO SUBROGATE UNIBILL TO ALL OF THE RIGHTS OF CUSTOMER TO COLLECT ANY AND ALL AMOUNTS DUE WHICH CONSTITUTE SUCH DAMAGES.

     9.3 THE REMEDIES STATED IN THIS SECTION 9 SHALL BE THE EXCLUSIVE REMEDIES OF CUSTOMER FOR ANY BREACH BY UNIBILL OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     SECTION 10.  RECOVERY.  UNIBILL shall provide recovery procedures
                  --------
  reasonably designed to protect Customer's billing data and to assist in the reconstruction of such data in the event of loss or destruction while under UNIBILL's control. Should UNIBILL cause any of Customer's billing data within its control to be rendered unusable or unfit for billing purposes, UNIBILL shall use its best efforts to reconstruct the data to its condition immediately prior to the time such data was rendered unusable or unfit without charge to Customer. Customer and its Agents shall reasonably cooperate with UNIBILL to reconstruct damaged data.

     SECTION 11.  DEFAULT.  Failure by any party to comply with any material
                  -------
  term or condition under this Agreement shall entitle the non-breaching party to give the defaulting party written notice of such default. If the defaulting party has not cured such default within thirty (30) days after receipt of notice, the non-breaching party shall be entitled, in addition to all other remedies, unless limited by this Agreement, to terminate this Agreement by giving notice to take effect immediately. Notwithstanding anything to the contrary contained herein, if Customer is in default under or breaches this Agreement, whether or not the Agreement is terminated, UNIBILL's damages shall include, but not be limited to, an early termination fee equal to the product of (i) the total number of Customer's Subscribers as of the date of default and (ii) the mobile number processing and other related charges set forth on Schedule "B" attached hereto, multiplied by (iii) the number of months remaining on the term of the Agreement. The foregoing provisions shall not be deemed an election of remedies or liquidated damages. The right of the non-breaching party to terminate hereunder shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

     SECTION 12.  INDEMNIFICATION.  UNIBILL will indemnify and save Customer
                  ---------------
  harmless from any loss or damage (including reasonable attorney's fees) incurred by Customer, resulting from any claim by any third party that UNIBILL's FLEXBILL Software infringes upon, or wrongfully copies the proprietary or intellectual property of another. In addition, UNIBILL will indemnify and save Customer harmless from any loss or damage (including reasonable attorney's fees) incurred by Customer because of claims, suits or demands of third parties for personal injury or tangible property damage to the extent such loss or damage is caused by or results solely from the grossly negligent acts of UNIBILL or its employees or agents, provided: (a) Customer promptly notifies UNIBILL in writing of any suits, claims or demands against Customer for which UNIBILL is responsible under this indemnity, (b) Customer gives UNIBILL full opportunity and authority to assume the sole defense of and settle such suits and (c) Customer furnishes to UNIBILL upon request all information and assistance available to Customer for defense against such suit, claim or demand. UNIBILL's liability under this indemnity shall in no event exceed the maximum dollar figure set forth in Section 9.1 herein. This indemnity is in lieu of all other obligations of UNIBILL, express or implied, in law or in equity, to indemnify Customer. In the event it is determined that loss or damage was not caused solely by the grossly negligent acts of UNIBILL, its employees or agents, Customer shall reimburse UNIBILL for all reasonable legal expenses incurred.

     SECTION 13.  TERMINATION OR EXPIRATION:
                  -------------------------

     13.1 In the event of termination for uncured default by Customer or expiration of this Agreement, UNIBILL may, if Customer so requests, continue to provide Billing Services under the existing terms and conditions for a period of up to one hundred eighty (180) days to allow for an orderly transition to a new provider of services similar to those provided by UNIBILL. UNIBILL shall then extract all Customer billing data from the UNIBILL billing system and shall deliver such data to Customer on such media as Customer shall reasonably request. Customer shall pay all costs of such data extraction including, but not limited to, UNIBILL programming time, machine time, and printing. UNIBILL shall charge Customer its then prevailing rates at the time data extraction is performed.

     13.2 Upon any termination, the license granted herein shall terminate and UNIBILL shall have the right to take immediate possession of the UNIBILL FLEXBILL Software, all related information, and all copies thereof, wherever located, without demand or notice. Unless UNIBILL has already taken possession of such UNIBILL FLEXBILL Software, related information and copies thereof, Customer shall return to UNIBILL, within five (5) business days after termination hereof, the UNIBILL FLEXBILL Software, related information, software locks and all copies thereof in the form provided by UNIBILL or as modified by Customer.

     13.3 Notwithstanding any other provisions of this Agreement, in the event that any court or any regulatory agency requires UNIBILL to cease providing Billing Services or any portion thereof as required under this Agreement, then this Agreement shall be terminated or modified in accordance with such court or regulatory agency without penalty to UNIBILL. When possible, UNIBILL will provide at least sixty (60) days notice of such requirement and will continue, if allowed by such court or regulatory agency to provide Billing Services for one-hundred-eighty (180) days from the date of such order or request to allow for an orderly transition.

     SECTION 14.  FORCE MAJEURE.  Neither party will be deemed to be negligent,
                  -------------
  at fault, or liable in any respect for any delay, damage, loss or failure in performance, including the interruption of Billing Services, resulting from acts of God, war, accidents, labor disputes, strikes, or any other cause beyond the reasonable control of the party delayed. The foregoing shall not apply to Customer's obligation to make payment for services rendered.

     SECTION 15.  APPLICABLE LAW AND FORUM.  This Agreement shall be governed
                  ------------------------
  by, and construed in accordance with the laws of the State of Louisiana, except a provision of that law which would refer resolution of any issue to another jurisdiction. The forum for resolution of any dispute shall be the State of Connecticut.

     SECTION 16.  ASSIGNMENT.  A11 rights of UNIBILL hereunder shall inure to
                  ----------
  the benefit of its successors and assigns; all obligations of Customer shall bind the heirs, legal representatives, successors and permitted assigns of Customer. This Agreement shall not be assigned by Customer in whole or in part without the prior written consent of UNIBILL.

     SECTION 17.  PERSONNEL EMPLOYMENT.  The parties agrees not to solicit or
                  --------------------
  offer employment to, or accept employment of, employees, agents or consultants of each other who are associated with any Billing Services provided under this Agreement during the term hereof and for a period of one (1) year after termination of this Agreement for any reason.

     SECTION 18.  SECTION HEADINGS.   The headings of the several Sections are
                  ----------------
  inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 19.  SEVERABILITY.  In the event any of the provisions of this
                  ------------
  Agreement are found to be invalid by any administrative agency or court of competent jurisdiction, the remaining provisions of this Agreement, whether relating to similar or dissimilar subjects, shall nevertheless be binding with the same effect as though the invalid provisions were deleted, unless the result would be to substantially change the rights or obligations of either party, in which event this Agreement shall terminate.

     SECTION 20.  NO WAIVER.  Either party's failure at any time to enforce any
                  ---------
  of the provisions of this Agreement or any right with respect thereto, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this Agreement. The exercise by either party of any rights or options under the terms or covenants herein shall not preclude or prejudice the exercise thereafter of the same or other rights under this Agreement.

     SECTION 21.  NOTICES.  Any notice required or permitted to be given by
                  -------
  either party hereto to the other shall be confirmed by facsimile, hand delivery, or certified or registered mail, return receipt requested, at the address hereon stated, and shall be deemed to have been given three (3) days after deposited in the United States mail with postage prepaid.

     If to UNIBILL:           General Manager
                              UNIBILL INC.
                              844 Ryan Street
                              Lake Charles, LA 70601
                              FAX: (318) 497-3120
                              Tel: (318) 436-9000

     If to Customer:          Manager/President
                              Louisiana Unwired, LLC
                              One Lakeshore Drive, Suite 1900
                              Lake Charles, LA 70629
                              FAX: (318) 497-3479
                              Tel: (318) 436-9000

     SECTION  22.  ENTIRE AGREEMENT.  This Agreement and any Schedules attached
                   ----------------
  hereto constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, representations, and commitments, in oral or written form. This Agreement may not be modified except by an instrument in writing signed by a duly authorized representative of each of the parties. In the event of any conflict between the body of this Agreement and any Schedule attached hereto, the text of the body of the Agreement shall prevail.

     SECTION 23.   NON-EXCLUSIVE AGREEMENT.  This Agreement is non-exclusive.
                   -----------------------
  UNIBILL reserves the right to extend to others service similar or dissimilar to the Billing Services provided hereunder.

     SECTION 24.   CUSTOMER REFERRAL.   Customer hereby agrees to allow UNIBILL
                   -----------------
  to use Customer's name for purposes of marketing the UNIBILL FLEXBILL Software to potential UNIBILL customers.

     SECTION 25.   MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT.  The original
                   --------------------------------------------
  and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original and all of such counterparts taken together shall have the effect of a fully executed original.

     SECTION 26.   AUTHORIZATION.  A11 corporate action on the part of the
                   -------------
  Customer necessary for the authorization, execution, delivery and performance by the Customer of this Agreement, and the transactions contemplated therein, has been taken. This Agreement is the valid and binding obligation of the Customer, and is enforceable in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Agreement:

  WITNESSES:                            UNIBILL, INC.

  /s/ Sheila King                       By: /s/ Thomas G. Henning
  ______________________                    ----------------------------

    [ILLEGIBLE]                         Title:  President
  ----------------------                       -------------------------


                                        LOUISIANA UNWIRED, LLC


  /s/ Sheila King                       By: /s/ Robert Piper
  ----------------------                    ----------------------------

      [ILLEGIBLE]                       Title: President/Manager
  ----------------------                       -------------------------

                                 SCHEDULE "A"

                               SERVICES INCLUDED
                               -----------------
   1) BILL PROCESSING
      ---------------

   a) Use of the UNIBILL FLEXBILL Software via a telephony link to the UNIBILL's CPU, giving the customer the ability to:
      1   Perform all other file maintenance procedures to ensure an accurate billing data base, including subscriber data base and call plan and any other files needed for billing;
      2   Utilize the credit management system, to check credit, set credit limits, generate treatment notices, temporary/permanent disconnects, and reconnects;
      3   Modify calling plan rates;
      4   Create reports using the report generators;
      5   Post adjustments and payment transactions directly to the data base files.

   b) Switch/Reseller Message Processing, including:

      1   Loading of all switch or reseller tapes; when available, balancing of records loaded against record counts on tapes;
      2   Process tape call record information in accordance to Customer supplied criteria and then against Customer Master File;
      3   Rating of all airtime messages according to Customer's rate plans.

   c) Subscriber Bill Printing and Mailing, including:

      1   All materials i.e. bill forms 8 1/2" x 1 1", mailing and return envelope;
      2   Laser printing including all subscriber airtime messages and
      Customer's logo on each page of the subscriber bill;
      3   Special handling in accordance with customer's instructions of all subscriber bills exceeding postal weight restrictions or designated as "Pull" accounts;
      4   Stuffing all bill forms, return envelope, and Customer supplied insert meeting size, weight and format criteria;
      5   Zip code sorting of all subscriber bills;
      6   Posting and mailing subscriber bills from Sulphur, Louisiana or delivery in bulk to the customer for postal distribution from the customer's locations.

   d) Standard Reports (single paper copy per market), including:

       1) Billing Cycle Reports
          ---------------------

    -Accounts Receivable Register: details and summarizes all charges billed to the Subscriber (message detail is reported in summary fashion).

    -Adjustment Register: details and summarizes all adjustments by Customer-defined adjustment categories.

    -Aged Trial Balance: details current balance, current charges, 30/60/90 day balances for all subscribers by credit class.

    -Agent Commission Report: details those subscribers and commissionable categories and amounts necessary to issue commission checks.

    -Airtime Register: details all airtime calls billed to the subscribers during the billing cycle.

    -Billable Airtime Messages by Date/Hour: details by date and hour all billable local calls processed for each billing cycle.

    -Billable Toll Messages by Date/Hour: details by date and hour all billable toll calls processed for each billing cycle.

    -Final Account Register: an aged trial balance for final accounts

    -Guide Record Listing: details accounts which have had a number changed as well as accounts which are summary billed.

    -Hold File Report: identifies cash not applied but existing on the hold file.

    -Journal Summary: summarizes billing totals by Customer defined accounting categories.

    -Refund Register: details final account refunds, deposit refunds, and refund checks to be issued.

    -Tax Register: summarizes tax totals by Customer-defined tax categories.

    -Toll Airtime Summary: details toll and airtime messages, minutes, and revenue by System ID (SID).

    -Toll Register: details all toll calls billed to the subscribers during the billing cycle.

    -Unbillable Messages: lists messages which should be billed but can not be assigned to an account for billing.

    -Duplicate Calls: lists duplicate calls on bill cycle basis.

    -Airtime Summary: summarized breakdown of airtime revenue and usage by rate plans.

    -Zero Airtime Summary: detailed summary of all subscribers who did not use their wireless telecommunications phone in the last billing.

    -Overseas Call Listing: detailed summary of all calls made to overseas locations.

    -Business Office Calls: provides a list of calls made to the office from wireless telecommunications phone.

    -Call Forwarding Calls: listing of call forwarding subscribers messages.

    -Free 911 Report: listing of subscribers who have called 911 from their wireless telecommunications phones.

    -Calls From the Business Office: listing of calls made from the business office to wireless telecommunications phones.

    -Pre-billing Balance Report: provides income and accounts receivable summary of all revenue activity.

    -Billing Exceptions Summary: summary of all billable messages which were rerated or not billed for a variety of listed reasons.

    -Applied Cash: listing of all payments processed for the billing cycle.

    -Revenue By Item Report: new service charge revenue billed during current billing cycle.

    -Revenue By Non-Recurring Code: detailed information on non-recurring changes at billing time.

    -Deposit Report: Listing of each deposit currently residing in the billing system.

    -Commission Report: listing of commissionable phone sales and service activity recorder.

    -Phone Sales Report: listing of phone sales or leases which have been made in the current billing cycle.

        2) Periodic Reports
           ----------------

    -Adjustment/Miscellaneous Charges Pre-Journalization: summarizes all adjustments by Customer defined accounting categories.

    -Cash Journal: summarizes all cash transactions by Customer defined accounting categories.

    -Cash Report: details all cash transactions received in a transmission and whether the transaction was applied to a subscriber account or placed on the hold file as unapplied.

    -CIF Applied Changes: details all service orders, adjustments and cash transactions received in a transmission

    -CIF Exception Report: details all service orders in a transmission which have been rejected and the reason for the rejection.

    -Input Control Total Report: summarizes all revenue received in a transmission, include recurring and nonrecurring revenue, all cash transactions, and all fractional revenue calculations.

    -Load Program Exception Report: details and then summarizes call records from all billing input tapes which will be dropped and are available for billing.

    -Message Master File Listing: summarizes on a billing cycle-to-date basis and call records which have not been dropped and are available for billing.

    -Message Without Account Report: summarizes all call records which cannot be billed due to the absence of an associated subscriber account record or call routing information.

    -Rating Error Report: details toll calls which would not be rated due to incorrect information in the call record

    -Table Maintenance Report: details all changes which have been made to the Customer's data tables since the last table change update

    -Transmittal Summary: summarizes all call records received on billing input tapes.

  2) TOLL RATING
     -----------

  Calls terminating outside the Customer's designated local calling area are defined as toll calls. These calls are rated according to the industry standard long distance tariffs or Customer supplied tariffs, whichever is applicable. Calls terminating within the Customer's designated local calling area that require the application of land line charges not associated with local (airtime) usage are defined as Message Units.

  3) ROAMER MESSAGE PROCESSING
     -------------------------

   Customers may choose the massage clearing frequency of roamer outcollect messages. Price includes tape charges and all roamer reporting. Roamer outcollect messages are supplied in standard CIBER format to all designated clearinghouses/vendors. Intra-company messages (local roaming) will be processed with no batch charge.

   Standard Roamer Reports include:
   --------------------------------

    -Incoming Batch Detail Report: details an incollect batch, including a breakdown of records and revenues which were received by UNIBILL. These records may include records which are being returned to UNIBILL by a foreign carrier or clearinghouse for failure to satisfy their incollect edits.

    -Outgoing Batch Detail Report: details an outcollect batch, including a breakdown of records and revenues which were sent by UNIBILL. These records may include records which are being returned to a foreign carrier or clearinghouse for failure to satisfy UNIBILL's incollect edits.

    -Rejected Messages Detail Report: details all incollect records which have been rejected by UNIBILL and the reason for the rejection.

    -Returned Messages Detail Report: details all outcollect messages which have been returned to UNIBILL by a foreign carrier or clearinghouse

    -Roamer Agreement Activity Report: summarizes all incollect and rejection activity as well as all outcollect and return activity between two wireless telecommunications carriers for a given period of time, usually one calendar month or one billing cycle.

    -Summary of Batches Received: provides a monthly or billing cycle recap of all incollect records sent to UNIBILL by a foreign carrier as well as all outcollect messages which have been rejected and returned by the foreign carrier

    -Summary of Batches Sent: provides a monthly or billing cycle recap of all outcollect records sent by UNIBILL to a foreign carrier as well as all incollect records that have been rejected and returned by UNIBILL to that foreign carrier

    -Summary of Batches Exchanged: summary of all incollect and outcollect activity between two wireless telecommunications carriers during a specific period of time. listing of all agreements company has with other carriers.

    -Roamer Agreements Report: listing of all carriers with whom company has a roaming agreement and applicable rates

    -Incoming Roamer Calls Report: summary of the incollect roaming calls which are rerated when received by UNIBILL.

  4) TREATMENT NOTICES
     -----------------

  Customer will be responsible for generating collection notices for those subscribers who have not paid their bills within an expected period of time. Any treatment notices requested to be prepared by UNIBILL shall incur a separate charge as specified in Schedule "B". This includes all standard stock forms as well as mailing and return envelopes, the insertion of forms into mailing envelopes, and mailing by UNIBILL.

  5) BILL INQUIRY OPTIONS
     --------------------

  Customers may choose one of two methods by which to provide office personnel with the capability of viewing subscriber bills for inquiry purposes. These options are:

  a) Paper copy of the subscriber bills;

  b) Optical Disk Storage System.

  6) DATA TRANSFER
     -------------

  UNIBILL uses an on-line centralized processing system to allow customer access to data information and billing records. This process allows the immediate transfer of data to and from a customer's CRT/printer.

  7) BILL INSERTS    No Charge
     ------------

  Customers may include billing inserts with their subscriber bills which are produced on other than standard bill forms provided the inserts meet established UNIBILL criteria for size, weight and format. Insert specifications are available upon request.

  8) LABELS
     ------

  Standard 15/16" x 3 1/2" mailing labels generated from the Customer's
    Subscriber Master File are available through UNIBILL. The cost of all labels is included in this price. Labels may' also be produced using the Forms Generator Feature of the UNIBILL Subscriber Management System.

  9) CONSULTATION
     ------------

  Customer will be responsible consulting expense such as, but are not limited to, all travel, travel related and accommodation expenses At your request, we will provide and estimate to you prior to a visit of the fee for consultant services based on the rates listed in schedule "B".

  10) CUSTOMIZING/PROGRAMMING CHARGES
      -------------------------------

  On occasion, Customers may require changes to UNIBILL software to satisfy a requirement. UNIBILL will make every effort to modify its software to meet these requirements within a reasonable period of time at the rates set forth for consulting services. This policy includes but is not limited to those requirements, which in the sole judgment of UNIBILL, are outside of the

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

    normal requirements for wireless telecommunications companies and/ or have no utility to other UNIBILL customers. Reasonable travel expenses, should travel be required to fulfill any of these requirements, will be billed separately. All programming requests must be in writing and the request approved by the appropriate managers of both parties. Included in with the billing fee is 20 hours per calendar month of MIS project programmer time. All project development time for projects completed in any calendar month by UNIBILL in excess of the 20 hour per month limit will be billed to the customer at the rate specified in Schedule "B".

  11) CONVERSION FEE
      --------------

  Upon written confirmation of a Customer's intention to begin utilizing
    UNIBILL's subscriber billing services, we will schedule a conversion meeting, usually at he Customer's site, to plan the activities, which are necessary to convert the Customer's database and switch data (when applicable) to UNIBILL's formats. In addition to all reasonable travel expenses incurred by UNIBILL's personnel during visits to Customer sites during the conversion period, a database conversion fees will apply. Prior
                                  -------------------------------------
    to commencing work on the conversion process a formal bid proposal will be approved by customer The conversion fee based on standard "Consulting Charges" found in Schedule "B" will cover special programming required to enable input of message data from unsupported switch types into UNIBILL's billing system. The conversion fee will also cover the cost to reformat customer data in order for it to match existing UNIBILL formats. UNIBILL will not accept conversion data which is proprietary to a third party.

  12) RESELLER TAPES
      --------------

  Reseller billing tapes containing rated airtime and toll messages can be produced by UNIBILL and delivered along with a summarized reseller invoice. The charge for this service is specified in Schedule "B". This charge is in addition to any reseller charges incurred in 1) or toll rating charges incurred in 2).

  13) DUPLICATE REPORTS
      -----------------

  Customers may request multiple paper copies of all billing cycle and periodic reports.

  14) CLOSED ACCOUNTS
      ---------------

  Customers are responsible for instructing UNIBILL to purge subscriber accounts which have been closed or "finaled" and have no outstanding balance. UNIBILL can perform this service automatically on a regular basis based on a Customer determined period of time. All zero-balance closed accounts which have not been purged within six billing cycles of the current bill cycle will be charged at the rate of $.10 per account per bill cycle until purged.

  15) MINIMUM CHARGES
      ---------------

  A minimum charge of $1,000 per market per bill cycle is required. The number of subscriber bills processed times the subscriber bill production rate found in Schedule "B" plus any other billable charges are combined to determine the applicability of a minimum charge.

                                 SCHEDULE "B"
                                 ------------
                              UNIBILL PRICE CHART


          For all services listed in Schedule "A" there is a flat rate of $2.50 per bill produced per month. The charge is assessed to every subscriber record in the billing master file whose account was active or past due until the record is purged from the billing system.

          The fee charge by UNIBILL to the customer for consulting and/or programming time is listed below:
     Industry expert (outside consultant services)          $70.00/hr
          Technical support (programmer analyst)            $34.00/hr
          Customer support (programmer analyst)             $34.00/hr

          UNIBILL pricing is based on single bill multiple services invoicing (i.e., convergence billing). The above specified rate is for a single bill with one service. Additional phones can be added to a bill for an additional $1.00 per phone. Billing for additional paging service (flat rate service) will be charged a rate of $.75 per pager. Billing for any flat voice mail service will be $.50 per service. Bill Internet access as and addition to an existing bill will be $.50 for flat rate service and $1.00 for usage sensitive service plans.

          Data Processing charges used in providing and supporting Pay In Advance or Prepaid Wireless Telecommunications service where no bill is rendered to the subscriber will be $1.75 per active number regardless of volume of usage.

          Data provided on any magnetic or optical media for resellers, industry surveys, inter-company data transfer or any other reasons that requires work to be done out side the core billing function provided for in this agreement will incur a $50 per tape, diskette, data transmission or any other media charge.

          Any expense incurred by UNIBILL to correct errors caused by inaccurate data entry, switch malfunction or any other event beyond the control of UNIBILL is billable to the customer.

          Treatment notices, special mail-outs, marketing direct mail pieces and any other materials produced by UNIBILL and mailed by UNIBILL will be billable at a rate of $.60 per piece. Special notices or letters produced by UNIBILL, but not posted and mailed, are subject to a time and materials pricing. Bids to perform such work are available upon request.

          Some expenses incurred by UNIBILL are billed on a pass through basis. Such expenses are for courier service, third party software and telecommunications services.


            _____________                              ________________
            Initials                                   Date

                                  SCHEDULE C
                                  ----------

                             CUSTOMER INFORMATION
                             --------------------


            Customer Service Center
            -----------------------










            Customer Designated Agent
            -------------------------